Exhibit 99.1

Walker Innovation Sets Date for Special Meeting for Stockholder Approval to Liquidate and Dissolve

Stamford, CT – July 23, 2018 – Walker Innovation Inc. (OTCQB: WLKR) (“Walker Innovation” or the “Company”), which sought to develop and commercialize its unique portfolio of intellectual property assets through licensing and enforcement operations, today announced that its Board of Directors has scheduled a Special Meeting of Stockholders to be held on September 5, 2018 to approve a plan of liquidation and dissolution of the Company, as previously announced. The record date for the Special Meeting is August 1, 2018.

Important Additional Information filed with the SEC

This press release is for informational purposes only. It is not a solicitation of a proxy. In connection with the plan of dissolution, the Company has filed with the SEC a preliminary proxy statement and other relevant materials and intends to file a definitive proxy statement that will be mailed to stockholders as soon as practicable. THE COMPANY'S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PLAN OF DISSOLUTION. Stockholders may obtain a free copy of the proxy statement and the other relevant materials (when they become available), and any other documents filed by the company with the SEC, at the SEC's web site at http://www.sec.gov. A free copy of the proxy statement, when it becomes available, and other documents filed with the SEC by the Company may also be obtained by directing a written request to: Walker Innovation Inc., Attn: Secretary, Two High Ridge Park, Stamford CT, 06905 or by accessing the "Investors—SEC Filings" section of the Company's website at www.walkerinnovation.com. Stockholders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the plan of dissolution.

Forward-Looking Statements

This press release may contain certain “forward-looking statements” that reflect the Company’s current expectations and projections about its future results, performance, prospects and opportunities. When used, the words “anticipate,” “believe,” “estimate,” “expect” and “intend” and words or phrases of similar import, as they relate to Walker Innovation, are intended to identify forward-looking statements. Such forward-looking statements include, in particular, projections about the Company’s future results, statements about its plans, strategies, business prospects, changes and trends in its business and the markets in which it operates.

Additionally, statements concerning future matters such as revenue levels, expense levels, and other statements regarding matters that are not historical are forward-looking statements. Management cautions that these forward-looking statements relate to future events or the Company’s future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance, or achievements of its business or its industry to be materially different from those expressed or implied by any forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed under the section entitled “Risk Factors” in the Company’s most recently filed Annual Report on Form 10-K and in any Risk Factors or cautionary statements contained in its Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Readers should carefully review this information as well as other risks and uncertainties described in other filings the Company makes with the Securities and Exchange Commission. The Company does not undertake any obligation to publicly update these forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

About Walker Innovation Inc.

Walker Innovation (OTCQB: WLKR) owns and sought to commercialize, license and enforce the unique portfolio of intellectual property developed by inventor and entrepreneur Jay Walker, who serves as the Company’s Executive Chairman. The Company has a history of performing innovation services that help companies improve their internal product and business development efforts. Mr. Walker is best known as the founder of Priceline.com and has twice been named by TIME magazine as “one of the top 50 business leaders of the digital age.” Mr. Walker currently ranks as the world’s 14th most patented living individual, based on U.S. patent issuances according to Wikipedia.  Additional information regarding the company can be found at  www.walkerinnovation.com

Investor Contact for Walker Innovation Inc.:
Don Duffy/Garrett Edson, ICR
(203) 682-8200

Media Contact:
Michael Fox, ICR
(203) 682-8218